UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 24, 2025

Daktronics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38747	46-0306862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
201 Daktronics Drive
Brookings, SD 57006
(Address of Principal Executive Offices, and Zip Code)
(605) 692-0200
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value	DAKT	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant's Business and Operations

Item 1.01    Entry into a Material Definitive Agreement.

On October 24, 2025, Daktronics, Inc. (the “Company”) entered into a First Amendment to Cooperation Agreement (the “Cooperation Agreement Amendment”) with Alta Fox Capital Management, LLC, Alta Fox Opportunities Fund, LP, Alta Fox GenPar, LP, Alta Fox Equity, LLC, and P. Connor Haley (collectively with their affiliates and associates, “Alta Fox”).

The Cooperation Agreement Amendment modifies Section 2(d) of the Cooperation Agreement between the Company and Alta Fox, effective as of March 3, 2025 (the “Original Cooperation Agreement”), solely to extend the deadline for holding an Investor Day (as defined in the Cooperation Agreement Amendment) from December 31, 2025, to May 2, 2026, which aligns with the Company’s fiscal year end. Except as expressly amended by the Cooperation Agreement Amendment, all other terms of the Original Cooperation Agreement remain unchanged and in full force and effect.

As of October 24, 2025, Alta Fox owned approximately 4,430,799 shares of the Company’s common stock, par value $0.00001 per share.

The foregoing description of the material terms of the Cooperation Agreement Amendment in this Current Report on Form 8-K (this “Report”) does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooperation Agreement Amendment, a copy of which is filed as Exhibit 10.1 to this Report and is incorporated herein by reference.

Section 5 - Corporate Governance and Management

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2025, the Company and Reece A. Kurtenbach (the “Consultant”) entered into a First Amendment to Consulting Agreement (the “Consulting Agreement Amendment”). Under the Consulting Agreement Amendment: (i) the term of the Consulting Agreement entered into between the Company and Consultant, effective as of March 5, 2025 (the “Original Consulting Agreement,” and as amended by the Consulting Agreement Amendment, the “Consulting Agreement”), was extended for a period of up to three (3) months, commencing on November 1, 2025 and ending on January 31, 2026, unless earlier terminated in accordance with the terms and conditions of the Consulting Agreement (such period, the “Extended Term”); (ii) the Consultant will receive $30,000 per month for Services (as defined in the Consulting Agreement) rendered during the Extended Term; and (iii) if the Company terminates the Consulting Agreement for convenience prior to January 31, 2026, the Consultant will be entitled to a pro-rata portion of the monthly fee for Services provided during the month in which the Consulting Agreement is terminated. Mr. Kurtenbach currently serves as a director of the Company and was a “named executive officer” of the Company for whom disclosure was required in the Company’s most recent definitive proxy statement filed with the Securities and Exchange Commission on August 14, 2025.

Except as expressly amended by the Consulting Agreement Amendment, all other terms and conditions of the Original Consulting Agreement remain in full force and effect.

The foregoing description of the material terms of the Consulting Agreement Amendment in this Report does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement Amendment, a copy of which is filed as Exhibit 10.2 to this Report and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1
First Amendment to Cooperation Agreement, dated as of October 24, 2025, by and between Daktronics, Inc. and Alta Fox Capital Management, LLC, Alta Fox Opportunities Fund, LP, Alta Fox GenPar, LP, Alta Fox Equity, LLC and P. Connor Haley.

10.2	First Amendment to Consulting Agreement, dated as of October 30, 2025, by and between Reece A. Kurtenbach and Daktronics, Inc.
104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DAKTRONICS, INC.

By: /s/ Howard I. Atkins
Howard I. Atkins
Acting Chief Financial Officer

Date: October 30, 2025